Exhibit 10.26

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made as of February 1, 2014 by and between Biohaven Pharmaceuticals, Inc., a Delaware corporation with an office at 234 Church Street, Suite 304, New Haven, Connecticut 06510 and its affiliates and subsidiaries (collectively the “Company”) and Ms. Kimberly A. Gentile (the “Executive”) of 7 Timber Lane Ellington, CT 06029 (telephone 860-871-1905 and email: kimberly.gentile@hotmail.com).

The parties are entering into this Agreement in order to set forth the terms and conditions under which the Executive shall be employed by the Company.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants contained herein, agree as follows:

1.Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment on the terms and conditions set forth herein. The Executive’s employment with the Company shall commence on February 3, 2014.

2.Employment at Will. The Executive and the Company understand and agree that the Executive is an employee at will, and that the Executive may resign, or the Company may terminate the Executive’s employment, at any time and for any or for no reason. Nothing in this Agreement shall be construed to alter the at-will nature of the Executive’s employment, nor shall anything in this Agreement be construed as providing the Executive with a definite term of employment.

3.Position. During the Executive’s employment with Company, the Executive shall serve as Vice-President of Operations. The Executive shall perform those duties generally required of persons in the position of Vice-President of Operations, including but not limited to those responsibilities listed in Appendix A (Employment Description), as well as such other duties, not inconsistent with this Agreement, as the Board may from time to time direct. The Executive shall report and be responsible to Robert M. Berman, MD the Chief Medical Officer of the Company.

4.Scope of Services. The Executive agrees to devote the Executive’s full business time (which shall involve forty (40) hours per week or more as needed) and attention, skills and best efforts to the performance of the Executive’s duties hereunder.

5.Salary, Compensation and Benefits.

5.1 Base Salary. During the Executive’s employment, the Company agrees to pay, and the Executive agrees to accept, as the Executive’s salary for all services to be rendered by the Executive hereunder, an annual salary of $210,000 (“Base Salary”), payable at the same time that the Company pays its employees generally, but no less that once per month. The Base Salary is subject to annual increases in the sole discretion of the Board.

5.2 Incentives, Savings and Retirement Plans. The Executive shall be entitled to participate in all incentive, savings, and retirement plans, policies and programs made available by the Company to executive-level employees generally (“Plans”) at the discretion of the Board.

5.3 Fringe Benefits. During the Executive’s employment with the Company, the Executive shall be entitled to the benefits of such group medical, travel and accident, short and long-term disability and term life insurance, if any, as the Company shall make generally available from time to time to executive-level employees. The employee agrees that in lieu of Company provided medical insurance Executive will be compensated at a flat rate of $500/month.

5.4 Reimbursement. The Company shall reimburse the Executive (or, in the Company’s sole discretion, shall pay directly), upon presentation of vouchers and other supporting documentation as the Company may reasonably require, for reasonable out-of-pocket expenses incurred by the Executive relating to the business or affairs of the Company or the performance of the Executive’s duties hereunder, including, without limitation, reasonable expenses with respect to entertainment, travel and similar items, provided that the incurring of such expenses shall have been approved in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

5.5 Vacation. In addition to statutory holidays, the Executive shall be entitled to three (3) weeks paid vacation each calendar year during the Executive’s employment, accruing ratably each month.

5.6 Withholding. The Company may withhold from the Executive’s compensation all applicable amounts required by law.

6.Payments Upon Termination of Employment. In the event the Executive’s employment with the Company terminates for any reason (including death or Disability (as hereinafter defined)), the Company shall pay to the Executive (i) any Base Salary including accrued vacation pay, expense reimbursements, compensation and benefits under any Plan, (as hereinafter defined), and any and all benefits and other similar amounts, accrued but unpaid as of the date of termination, and (ii) the awarded but unpaid portion, if any, of the Performance Bonus for any prior or current year. In addition, upon termination of the Executive’s employment with the Company by the Company without Cause or upon the Executive’s resignation from employment for Good Reason, contingent upon the Executive’s execution and delivery of a general release reasonably satisfactory to the Company releasing the Company, its officers, agents, stockholders, and affiliates from any liability for any matter other than for payments under this Section 6 and contractual obligations under other written agreements, the Company shall pay to the Executive an amount equal to six (6) months portion of the Base Salary (“Severance”), to be paid over a like number of months consistent with the Company’s normal payroll schedule; provided, however, that in the event of the Executive’s material breach of any of the Related Agreements, which breach, if reasonably susceptible to cure, has not been cured to the satisfaction of the Company within ten (10) business days of the Executive’s receipt of written notice of such breach, then the Company’s obligation to pay Severance shall terminate and be of no further force or effect.

7.Non-Competition/Non-Solicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its subsidiaries and affiliates and accordingly agrees as follows:

7.1 During the Employment Term and for a period of one year following the earlier of (A) the expiration of the Employment Term and (B) the date Executive ceases to be employed by the Company (the “‘Restricted Period”), Executive will not directly or indirectly, (w) engage in any business for Executive’s own account that competes directly or indirectly with the “Business of the Company” (defined below), (x) enter the employ of, or render any services to, any person engaged in any business that competes with the Business of the Company, or (y) interfere with business relationships (whether formed before or after the Effective Date) between the Company and customers or suppliers of, or consultants to, the Company. The “Business of the Company” shall mean the development and formulations of new pharmaceutical drugs to treat disorders of the central nervous systems using glutamates or (iii) any business which the Company conducts or has actively made plans to conduct (and Executive is aware of such plans) as of the date of termination of employment.

7.2 During the Restricted Period, Executive will not, directly or indirectly, (A) solicit or encourage to cease to work with the Company, or directly or indirectly hire, any person who is an employee of or consultant then under contract with the Company or who was an employee of or consultant then under contract with the Company within the six month period preceding such activity without the Company’s written consent, (B) solicit any customer of the Company to cease doing business with the Company and (C) solicit any party in respect of projects which the Company is working on or actively considering at the time of termination of Executive’s employment.

7.3 It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 7 to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in the Agreement is an unenforceable restriction against Executive, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

8.Executive’s Representations and Warranties. The Executive represents and warrants that the Executive is not a party to any other employment, non-competition, or other agreement or restriction which could interfere with the Executive’s employment with the Company or the Executive’s or the Company’s rights and obligations hereunder and that the Executive’s acceptance of employment with the Company and the performance of the Executive’s duties hereunder will not breach the provisions of any contract, agreement, or understanding to which the Executive is party or any duty owed by the Executive to any other person.

9.Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning hereby assigned to them as follows:

9.1 “Cause” shall mean the Executive’s: (i) dishonesty of a material nature (including, but not limited to, theft or embezzlement of Company funds or assets); (ii) conviction of, or guilty plea or no contest plea, to a felony charge or any misdemeanor involving moral turpitude, or the entry of a consent decree with any governmental body; (iii) noncompliance in any material respect with any laws or regulations, foreign or domestic, affecting the operation of the Company’s business; (iv) violation of any express direction or any rule, regulation or policy established by the Board that is consistent with the terms of this Agreement, if such violation is likely to have a material adverse effect on the Company; (v) material breach of this Agreement or material breach of the Executive’s fiduciary duties to the Company; (vi) gross incompetence, gross neglect, or gross misconduct in the performance of the Executive’s duties; (vii) repeated and consistent failure to be present at work during normal business hours except during vacation periods or absences due to temporary illness; or (viii) abuse of alcohol or drugs which interferes with the Executive’s performance of her duties. With respect to those circumstances of Cause set forth in the preceding clauses (iii) through (viii) that are reasonably susceptible to cure, Cause shall only exist where the Company has provided the Executive with written notice of the alleged problem and the Executive has failed to cure such condition to the satisfaction of the Company within ten (10) business days.

9.2 “Disability” The Executive shall be deemed to have a Disability for purposes of this Agreement either (i) if the Executive is deemed disabled for purposes of any group or individual disability policy paid for by the Company and at the time in effect, or (ii) if, in the good faith judgment of the Board, the Executive is substantially unable to perform the Executive’s duties under this Agreement for more than [ninety (90)] days, whether or not consecutive, in any twelve (12) month period, by reason of a physical or mental illness or injury.

9.3 “Good Reason” shall mean, in the context of a resignation by the Executive, a resignation that occurs within thirty (30) days following the Executive’s first having knowledge of any material adverse change in the Executive’s compensation or any material breach of this Agreement by the Company, provided that in the case of a material breach, Good Reason shall only exist where the Executive has provided the Company with written notice of the breach, the breach is reasonably capable of being cured within a period often (10) business days, and the Company has failed to cure within ten (10) business days.

10.Waivers and Amendments. The respective rights and obligations of the Company and the Executive under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of a duly authorized representative of the Company and the Executive.

11.Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns.

12.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersede in their entirety all other or prior agreements, whether oral or written, with respect thereto.

13.Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including Federal Express and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

If to the Company, addressed to:

Declan Doogan, M.D.
Executive Chairman
Biohaven Pharmaceuticals, Inc.
234 Church Street, Suite 301
New Haven, Connecticut 06510

If to the Executive, to the address set forth on the signature page of this Agreement or at the current address listed in the Company’s records.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith, may specify a different address for the giving of any notice hereunder.

14. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of Connecticut (without giving effect to any conflicts or choice of laws provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

15. Consent to Jurisdiction

(a) EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN NEW VANEN, CONNECTICUT, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION

WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD. EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION, OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 13 OF THIS AGREEMENT.

16. Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

17. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts; Facsimile.

(a) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

(b) The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(c) The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

(d) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

(e) Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above specified.

COMPANY: BIOHAVEN PHARMACEUTICALS, INC. By: Name: Declan Doogan M.D. Title: Executive Chairman		EXECUTIVE: /s/Kimberly Gentile Kimberly Gentile

BIOHAVEN PHARMACEUTICALS, INC.

By:	/s/Declan Doogan M.D.	By:	/s/Kimberly Gentile
	Name: Declan Doogan M.D.		Kimberly Gentile
Title: Executive Chairman